First Internet Bancorp Reports Record Quarterly Net Income
Quarterly net income up 33% year-over-year

Fishers, Indiana, October 20, 2016 - First Internet Bancorp (the “Company”) (NASDAQ: INBK), the parent company of First Internet Bank (www.firstib.com), announced today financial and operational results for the third quarter 2016.

David Becker, Chairman, President and Chief Executive Officer, commented, “Once again, we produced record quarterly net income as we continue to deliver on our growth strategy. Our execution has been impressive: loans are up over 36% and assets are up over 56% compared to this period last year.

“To support this growth, we successfully completed a subordinated debt offering in the third quarter, which followed our equity offering in the second quarter.

“We serve an ever-increasing, nationwide customer base with a broad range of innovative products and services. We are exceptionally pleased with our continued success in commercial real estate lending. Additionally, mortgage banking performed very well this quarter.”

Third quarter net income was a record $3.1 million and diluted earnings per share were $0.55. This compares with second quarter net income of $2.8 million and diluted earnings per share of $0.57 and third quarter 2015 net income of $2.3 million and diluted earnings per share of $0.51. The third quarter’s diluted earnings per share results reflect the full impact of the 1,035,766 common shares issued during the second quarter through an underwritten offering and an “at-the-market” (“ATM”) equity offering program.

During the third quarter, the Company charged-off the full balance of a commercial and industrial loan it placed on nonaccrual status during the second quarter. The outstanding balance of the loan was $1.6 million and the associated specific allowance was $0.5 million. As a result, the provision for loan losses for the third quarter includes $1.1 million related to the charge-off of this loan, reducing after-tax net income by $0.7 million and diluted earnings per share by $0.13.

Highlights for the third quarter 2016 include:

▪	Diluted earnings per share of $0.55, decreasing $0.02, or 3.5%, compared to the linked quarter and increasing $0.04, or 7.8%, compared to the third quarter 2015

•	Excluding the charge-off discussed above, net income was $3.8 million and diluted earnings per share were $0.68

▪	Solid quarterly performance

•	Return on average assets of 0.71%; 0.88% excluding the charge-off above

•	Return on average shareholders’ equity of 9.08%; 11.20% excluding the charge-off above

•	Return on average tangible common equity of 9.41%; 11.60% excluding the charge-off above

▪	Total loan growth of $87.3 million, or 7.9%, compared to June 30, 2016 and $322.4 million, or 36.8%, compared to September 30, 2015

▪	Total deposit growth of $104.7 million, or 7.5%, compared to June 30, 2016 and $593.9 million, or 66.0%, compared to September 30, 2015

▪	Net interest income of $10.3 million, increasing $1.0 million, or 11.1%, compared to the linked quarter and $2.5 million, or 31.9%, compared to the third quarter 2015

▪	Noninterest income of $4.9 million, increasing $1.2 million, or 30.7%, compared to the linked quarter and $2.5 million, or 106.3%, compared to the third quarter 2015

▪	Total capital enhanced following the subordinated notes offering

•	Tangible common equity to tangible assets of 7.28%

•	Tier 1 leverage ratio of 7.62%

•	Common equity tier 1 capital ratio of 10.07%

•	Tier 1 capital ratio of 10.07%

•	Total risk-based capital ratio of 13.67%

▪	Strong asset quality

•	Nonperforming loans to total loans of 0.09% as of September 30, 2016

•	Net charge-offs to average loans of 0.57%; 0.03% excluding the charge-off above

Net Interest Income and Net Interest Margin
Net interest income for the third quarter was $10.3 million compared to $9.3 million for the second quarter and $7.8 million for the third quarter 2015. Total interest income for the third quarter was $15.5 million, increasing $1.5 million, or 10.7%, compared to the second quarter and $4.9 million, or 46.8%, compared to the third quarter 2015. The increase in total interest income compared to the linked quarter was driven by an $82.8 million, or 7.7%, increase in average loan balances and a $98.9 million, or 27.6%, increase in average investment balances. The growth in average loan balances was partially offset by a modest decline of 4 bps in the yield earned on the loan portfolio to 4.21% for the third quarter from 4.25% for the second quarter. The yield earned on the investment portfolio increased 5 bps to 2.42% for the third quarter from 2.37% for the second quarter. In total, the Company’s yield on interest-earning assets increased 3 bps during the third quarter to 3.62% from 3.59% for the second quarter.

Total interest expense for the third quarter was $5.1 million, increasing $0.5 million, or 10.0%, compared to the second quarter and $2.4 million, or 90.3%, compared to the third quarter 2015. Average interest-bearing deposit balances increased $100.5 million, or 7.8%, compared to the linked quarter with the related cost of funds increasing 2 bps from 1.23% in the second quarter to 1.25% in the third quarter. The average interest-bearing deposit balance growth was driven primarily by an increase in average certificates of deposit balances of $98.3 million, or 12.3%, compared to the linked quarter. Overall, the total cost of interest-bearing liabilities increased 1 bp during the third quarter to 1.31% from 1.30% for the second quarter.

Net interest margin was 2.42% for the third quarter compared to 2.39% for the second quarter and 2.84% for the third quarter 2015. The Company deployed its excess liquidity during the third quarter as average cash balances declined $46.0 million, or 51.6%, compared to the second quarter and growth in loan and investment securities balances outpaced deposit growth.

Noninterest Income
Noninterest income for the third quarter was $4.9 million compared to $3.7 million for the second quarter and $2.4 million for the third quarter 2015. The increase of $1.2 million, or 30.7%, compared to the linked quarter was driven by an increase of $1.1 million, or 34.8%, in mortgage banking revenue due to increases in mortgage originations and sales as well as higher gain on sale margins.

Noninterest Expense
Noninterest expense for the third quarter was $8.4 million compared to $7.9 million for the second quarter and $6.2 million for the third quarter 2015. Excluding the lease impairment of $0.1 million related to the former headquarters location recognized in premises and equipment in the second quarter, the increase of $0.7 million, or 8.6%, compared to the linked quarter was due primarily to higher salaries and employee benefits, deposit insurance premium expense and premises and equipment. The increase in salaries and employee benefits resulted primarily from higher incentive compensation related to increased mortgage production and personnel growth. The increase in deposit insurance was due to the new methodology implemented by the FDIC as of July 1, 2016 used to calculate the assessment rate. The increase in premises and equipment was due to expenses associated with the Company’s new headquarters location.

Income Taxes
Income tax expense was $1.5 million for the third quarter, resulting in an effective tax rate of 32.9%, compared to $1.4 million and an effective tax rate of 33.4% for the linked quarter and $1.2 million and an effective tax rate of 34.6% for the third quarter 2015.

Loans and Credit Quality
Total loans as of September 30, 2016 were $1.2 billion, increasing $87.3 million, or 7.9%, compared to June 30, 2016 and $322.4 million, or 36.8%, compared to September 30, 2015. Total commercial loan balances were $793.9 million as of September 30, 2016, increasing $69.0 million, or 9.5%, compared to June 30, 2016 and $285.2 million, or 56.1%, compared to September 30, 2015. The growth in commercial loan balances was due primarily to strong production in single tenant lease financing as balances increased $71.0 million, or 14.2%, compared to June 30, 2016 and $242.8 million, or 73.8%, compared to September 30, 2015. Construction loan production was solid as balances increased $3.0 million, or 5.7%, compared to June 30, 2016 and $26.2 million, or 86.7%, compared to September 30, 2015. Commercial and industrial and owner-occupied commercial real estate balances decreased $4.9 million on a combined basis, or 3.1%, compared to June 30, 2016 but increased $20.9 million, or 15.9%, compared to September 30, 2015.

Total consumer loan balances were $401.9 million as of September 30, 2016, increasing $19.1 million, or 5.0%, compared to June 30, 2016 and $38.9 million, or 10.7%, compared to September 30, 2015. Due primarily to the Company’s recent initiative in financing home improvement loans, other consumer loans continued to grow as balances increased $12.9 million, or 57.0%, compared to June 30, 2016 and $32.8 million, or 1,244.4%, compared to September 30, 2015. Growth in recreational vehicle lending was solid as balances increased $4.9 million, or 11.0%, compared to June 30, 2016 and $12.5 million, or 33.9%, compared to September 30, 2015. The trailer portfolio also contributed to the growth as balances increased $3.6 million, or 4.9%, compared to June 30, 2016 and $11.7 million, or 17.5%, compared to September 30, 2015.

Credit quality continued to remain strong as total delinquencies 30 days or more past due increased modestly to 0.13% as a percent of total loans as of September 30, 2016 from 0.09% as of June 30, 2016. Due primarily to the charge-off of the commercial and industrial loan discussed above, nonperforming loans to total loans dropped to 0.09% as of September 30, 2016 from 0.51% as of June 30, 2016 and nonperforming assets to total assets declined to 0.31% as of September 30, 2016 from 0.60% as of June 30, 2016.

The allowance for loan losses was $10.6 million as of September 30, 2016 compared to $10.0 million as of June 30, 2016 and $7.7 million as of September 30, 2015. Due primarily to the charged-off commercial and industrial loan, the allowance as a percentage of total nonperforming loans increased to 932.1% as of September 30, 2016 from 177.6% as of June 30, 2016. The allowance as a percentage of total loans was 0.88% as of September 30, 2016 compared to 0.90% as of June 30, 2016 and 0.88% as of September 30, 2015.

Net charge-offs of $1.7 million were recognized during the third quarter, resulting in net charge-offs to average loans of 0.57% as compared to 0.05% for the second quarter and net recoveries of 0.07% for the third quarter 2015. Excluding the $1.6 million balance of the charged-off commercial and industrial loan, net charge-offs totaled $0.1 million and net charge-offs to average loans were 0.03%. The provision for loan losses in the third quarter was $2.2 million compared to $0.9 million for the second quarter and $0.5 million for the third quarter 2015. As discussed above, $1.1 million of the third quarter’s provision was due to the charged-off commercial and industrial loan. The remaining $1.1 million was driven primarily by growth in the loan portfolio.

Capital
During the third quarter, total shareholders’ equity increased $1.5 million, due primarily to net income earned during the quarter, partially offset by the change in the unrealized gain/loss related to the investment portfolio and declared dividends. As of September 30, 2016, the Company’s tier 1 leverage, common equity tier 1, tier 1 and total risk-based capital ratios were 7.62%, 10.07%, 10.07% and 13.67% compared to 8.08%, 10.66%, 10.66% and 12.54% as of June 30, 2016, respectively. The declines in the tier 1 leverage, common equity tier 1 and tier 1 capital ratios were due to increases in average assets and risk-weighted assets resulting primarily from loan growth during the third quarter. The total risk-based capital ratio increased compared to the linked quarter as the impact of the increase in risk-weighted assets was more than offset by the issuance of $25.0 million of subordinated notes during the quarter which qualify as tier 2 capital, a component of total capital for regulatory purposes. Tangible common equity to tangible assets decreased 44 bps during the third quarter to 7.28% due primarily to balance sheet growth. Tangible book value per share increased to $23.94 as of September 30, 2016 from $23.67 as of June 30, 2016 and $21.90 as of September 30, 2015.

About First Internet Bancorp
First Internet Bancorp is the parent company of First Internet Bank of Indiana, which opened for business in 1999 as the nation’s first state-chartered, FDIC-insured institution to operate solely via the Internet. With customers in all 50 states, First Internet Bank offers consumers services including checking, savings, money market, certificates of deposit and IRA accounts as well as consumer loans, residential mortgages, residential construction loans and home equity products. For commercial clients, it provides commercial real estate loans, commercial and industrial loans and treasury management services. First Internet Bank has been recognized as one of the “Best Banks to Work For” by American Banker Magazine, a “Best Place to Work in Indiana” by a consortium of statewide resources, and a “Top Workplace” by The Indianapolis Star. Additional information about the Company is available at www.firstinternetbancorp.com and additional information about the Bank, including its products and services, is available at www.firstib.com.

Safe Harbor Statement
This press release may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance or business of the Company.  Forward-looking statements are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements.  Factors that may cause such differences include: failures of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial real estate and commercial and industrial loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; fluctuations in interest rates; general economic conditions; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission.  All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, return on average tangible common equity, tangible common equity to tangible assets, adjusted net income, adjusted net charge-offs (recoveries), adjusted diluted earnings per share, adjusted net charge-offs (recoveries) to average loans, adjusted return on average assets, adjusted return on average shareholders’ equity and adjusted return on average tangible common equity are used by the Company’s management to measure the strength of its capital and its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures provide a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.”

Contact Information:
Investors/Analysts	Media
Paula Deemer	Nicole Lorch
Investor Relations	Senior Vice President, Retail Banking
(317) 428-4628	(317) 532-7906
investors@firstib.com	nlorch@firstib.com

First Internet Bancorp
Summary Financial Information (unaudited)
Amounts in thousands, except per share data
	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net income	$3,098	$2,834	$2,323	$8,364	$6,651

Per share and share information
Earnings per share - basic	$0.55	$0.57	$0.51	$1.66	$1.47
Earnings per share - diluted	0.55	0.57	0.51	1.65	1.46
Dividends declared per share	0.06	0.06	0.06	0.18	0.18
Book value per common share	24.79	24.52	22.95	24.79	22.95
Tangible book value per common share	23.94	23.67	21.90	23.94	21.90
Common shares outstanding	5,533,050	5,533,050	4,484,513	5,533,050	4,484,513
Average common shares outstanding:
Basic	5,597,867	4,972,759	4,532,360	5,039,497	4,526,377
Diluted	5,622,181	4,992,025	4,574,455	5,063,299	4,549,447
Performance ratios
Return on average assets	0.71%	0.71%	0.82%	0.72%	0.83%
Return on average shareholders' equity	9.08%	9.67%	9.14%	9.31%	8.95%
Return on average tangible common equity	9.41%	10.07%	9.58%	9.69%	9.39%
Net interest margin	2.42%	2.39%	2.84%	2.51%	2.85%
Capital ratios [1]
Tangible common equity to tangible assets	7.28%	7.72%	8.46%	7.28%	8.46%
Tier 1 leverage ratio	7.62%	8.08%	8.81%	7.62%	8.81%
Common equity tier 1 capital ratio	10.07%	10.66%	10.74%	10.07%	10.74%
Tier 1 capital ratio	10.07%	10.66%	10.74%	10.07%	10.74%
Total risk-based capital ratio	13.67%	12.54%	11.90%	13.67%	11.90%
Asset quality
Nonperforming loans	$1,133	$5,639	$206	$1,133	$206
Nonperforming assets	5,735	10,173	4,724	5,735	4,724
Nonperforming loans to loans	0.09%	0.51%	0.02%	0.09%	0.02%
Nonperforming assets to total assets	0.31%	0.60%	0.41%	0.31%	0.41%
Allowance for loan losses to:
Loans	0.88%	0.9%	0.88%	0.88%	0.88%
Nonperforming loans	932.1%	177.6%	3,723.8%	932.1%	3,723.8%
Net charge-offs (recoveries) to average loans	0.57%	0.05%	(0.07%)	0.23%	(0.11)%
Average balance sheet information
Loans	$1,155,749	$1,072,901	$835,938	$1,073,722	$789,908
Total securities	457,407	358,498	191,634	347,397	173,083
Other earning assets	51,779	97,774	37,638	75,860	42,746
Total interest-earning assets	1,702,002	1,566,554	1,094,622	1,531,323	1,039,898
Total assets	1,734,943	1,596,504	1,123,741	1,562,059	1,068,705
Noninterest-bearing deposits	32,897	27,687	23,267	27,846	22,080
Interest-bearing deposits	1,385,487	1,284,952	854,889	1,235,078	813,521
Total deposits	1,418,384	1,312,639	878,156	1,262,924	835,601
Shareholders' equity	135,666	117,913	100,885	120,010	99,365

1 Regulatory capital ratios are preliminary pending filing of the Company's regulatory reports

First Internet Bancorp
Condensed Consolidated Balance Sheets (unaudited)
Amounts in thousands
	September 30, 2016	June 30, 2016	September 30, 2015
Assets
Cash and due from banks	$2,314	$1,868	$1,460
Interest-bearing demand deposits	65,511	68,140	19,185
Interest-bearing time deposits	250	250	1,250
Securities available-for-sale, at fair value	470,978	433,806	202,565
Securities held-to-maturity, at amortized cost	5,500	—	—
Loans held-for-sale	32,471	44,503	27,773
Loans	1,198,932	1,111,622	876,578
Allowance for loan losses	(10,561)	(10,016)	(7,671)
Net loans	1,188,371	1,101,606	868,907
Accrued interest receivable	5,848	5,508	3,581
Federal Home Loan Bank of Indianapolis stock	8,595	8,595	6,946
Cash surrender value of bank-owned life insurance	18,044	12,932	12,625
Premises and equipment, net	10,116	9,267	8,508
Goodwill	4,687	4,687	4,687
Other real estate owned	4,533	4,488	4,488
Accrued income and other assets	6,978	6,818	4,195
Total assets	$1,824,196	$1,702,468	$1,166,170

Liabilities
Noninterest-bearing deposits	$32,938	$28,066	$22,338
Interest-bearing deposits	1,460,663	1,360,867	877,412
Total deposits	1,493,601	1,388,933	899,750
Advances from Federal Home Loan Bank	147,978	147,974	150,946
Subordinated debt	36,541	12,778	2,937
Accrued interest payable	125	138	112
Accrued expenses and other liabilities	8,797	16,966	9,513
Total liabilities	1,687,042	1,566,789	1,063,258
Shareholders' equity
Voting common stock	95,839	95,642	72,409
Retained earnings	40,389	37,630	30,977
Accumulated other comprehensive income (loss)	926	2,407	(474)
Total shareholders' equity	137,154	135,679	102,912
Total liabilities and shareholders' equity	$1,824,196	$1,702,468	$1,166,170

First Internet Bancorp
Condensed Consolidated Statements of Income (unaudited)
Amounts in thousands, except per share data
	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Interest income
Loans	$12,544	$11,661	$9,326	$35,394	$26,759
Securities - taxable	2,148	1,747	994	5,064	2,661
Securities - non-taxable	637	368	116	1,170	175
Other earning assets	142	195	100	507	258
Total interest income	15,471	13,971	10,536	42,135	29,853
Interest expense
Deposits	4,368	3,930	2,260	11,186	6,350
Other borrowed funds	765	735	437	2,164	1,318
Total interest expense	5,133	4,665	2,697	13,350	7,668
Net interest income	10,338	9,306	7,839	28,785	22,185
Provision for loan losses	2,204	924	454	4,074	1,200
Net interest income after provision for loan losses	8,134	8,382	7,385	24,711	20,985
Noninterest income
Service charges and fees	207	215	202	622	571
Mortgage banking activities	4,442	3,295	2,095	9,991	7,195
Gain on sale of securities	—	177	—	177	—
Gain (loss) on asset disposals	5	(48)	(27)	(59)	(74)
Other	244	109	104	455	306
Total noninterest income	4,898	3,748	2,374	11,186	7,998
Noninterest expense
Salaries and employee benefits	4,550	4,329	3,446	12,777	10,811
Marketing, advertising and promotion	454	434	544	1,352	1,330
Consulting and professional fees	901	895	544	2,434	1,700
Data processing	286	275	248	835	729
Loan expenses	240	200	97	624	459
Premises and equipment	983	963	676	2,744	2,009
Deposit insurance premium	420	215	163	815	473
Other	579	564	489	1,712	1,280
Total noninterest expense	8,413	7,875	6,207	23,293	18,791
Income before income taxes	4,619	4,255	3,552	12,604	10,192
Income tax provision	1,521	1,421	1,229	4,240	3,541
Net income	$3,098	$2,834	$2,323	$8,364	$6,651

Per common share data
Earnings per share - basic	$0.55	$0.57	$0.51	$1.66	$1.47
Earnings per share - diluted	$0.55	$0.57	$0.51	$1.65	$1.46
Dividends declared per share	$0.06	$0.06	$0.06	$0.18	$0.18

All periods presented have been reclassified to conform to the current period classification.

First Internet Bancorp
Average Balances and Rates (unaudited)
Amounts in thousands
	Three Months Ended
	September 30, 2016			June 30, 2016			September 30, 2015
	Average Balance	Interest/Dividends	Yield/ Cost	Average Balance	Interest/Dividends	Yield/ Cost	Average Balance	Interest/Dividends	Yield/ Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale	$1,192,816	$12,544	4.18%	$1,110,282	$11,661	4.22%	$865,350	$9,326	4.28%
Securities - taxable	366,810	2,148	2.33%	307,336	1,747	2.29%	176,722	994	2.23%
Securities - non-taxable	90,597	637	2.80%	51,162	368	2.89%	14,912	116	3.09%
Other earning assets	51,779	142	1.09%	97,774	195	0.80%	37,638	100	1.05%
Total interest-earning assets	1,702,002	15,471	3.62%	1,566,554	13,971	3.59%	1,094,622	10,536	3.82%
Allowance for loan losses	(10,378)			(9,472)			(7,223)
Noninterest-earning assets	43,319			39,422			36,342
Total assets	$1,734,943			$1,596,504			$1,123,741

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$81,151	$112	0.55%	$83,712	$114	0.55%	$75,965	$105	0.55%
Regular savings accounts	27,479	40	0.58%	28,023	40	0.57%	25,500	38	0.59%
Money market accounts	369,082	658	0.71%	363,767	641	0.71%	297,545	533	0.71%
Certificates and brokered deposits	907,775	3,558	1.56%	809,450	3,135	1.56%	455,879	1,584	1.38%
Total interest-bearing deposits	1,385,487	4,368	1.25%	1,284,952	3,930	1.23%	854,889	2,260	1.05%
Other borrowed funds	173,568	765	1.75%	161,127	735	1.83%	139,731	437	1.24%
Total interest-bearing liabilities	1,559,055	5,133	1.31%	1,446,079	4,665	1.30%	994,620	2,697	1.08%
Noninterest-bearing deposits	32,897			27,687			23,267
Other noninterest-bearing liabilities	7,325			4,825			4,969
Total liabilities	1,599,277			1,478,591			1,022,856
Shareholders' equity	135,666			117,913			100,885
Total liabilities and shareholders' equity	$1,734,943			$1,596,504			$1,123,741

Net interest income		$10,338			$9,306			$7,839

Interest rate spread			2.31%			2.29%			2.74%
Net interest margin			2.42%			2.39%			2.84%

First Internet Bancorp
Average Balances and Rates (unaudited)
Amounts in thousands
	Nine Months Ended
	September 30, 2016			September 30, 2015
	Average Balance	Interest/Dividends	Yield/Cost	Average Balance	Interest/Dividends	Yield/Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale	$1,108,066	$35,394	4.27%	$824,069	$26,759	4.34%
Securities - taxable	292,620	5,064	2.31%	165,456	2,661	2.15%
Securities - non-taxable	54,777	1,170	2.85%	7,627	175	3.07%
Other earning assets	75,860	507	0.89%	42,746	258	0.81%
Total interest-earning assets	1,531,323	42,135	3.68%	1,039,898	29,853	3.84%
Allowance for loan losses	(9,505)			(6,555)
Noninterest-earning assets	40,241			35,362
Total assets	$1,562,059			$1,068,705

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$82,063	$336	0.55%	$75,824	$311	0.55%
Regular savings accounts	26,844	117	0.58%	23,836	104	0.58%
Money market accounts	361,248	1,915	0.71%	284,709	1,528	0.72%
Certificates and brokered deposits	764,923	8,818	1.54%	429,152	4,407	1.37%
Total interest-bearing deposits	1,235,078	11,186	1.21%	813,521	6,350	1.04%
Other borrowed funds	173,438	2,164	1.67%	129,089	1,318	1.37%
Total interest-bearing liabilities	1,408,516	13,350	1.27%	942,610	7,668	1.09%
Noninterest-bearing deposits	27,846			22,080
Other noninterest-bearing liabilities	5,687			4,650
Total liabilities	1,442,049			969,340
Shareholders' equity	120,010			99,365
Total liabilities and shareholders' equity	$1,562,059			$1,068,705

Net interest income		$28,785			$22,185

Interest rate spread			2.41%			2.75%
Net interest margin			2.51%			2.85%

First Internet Bancorp
Loans and Deposits (unaudited)
Amounts in thousands
	September 30, 2016		June 30, 2016		September 30, 2015
	Amount	Percent	Amount	Percent	Amount	Percent
Commercial loans
Commercial and industrial	$107,250	8.9%	$111,130	10.0%	$89,762	10.2%
Owner-occupied commercial real estate	45,540	3.8%	46,543	4.2%	42,117	4.8%
Investor commercial real estate	12,752	1.1%	12,976	1.2%	17,483	2.0%
Construction	56,391	4.7%	53,368	4.8%	30,196	3.4%
Single tenant lease financing	571,972	47.7%	500,937	45.1%	329,149	37.6%
Total commercial loans	793,905	66.2%	724,954	65.3%	508,707	58.0%

Consumer loans
Residential mortgage	200,889	16.7%	202,107	18.2%	209,507	23.9%
Home equity	37,849	3.2%	38,981	3.5%	47,319	5.4%
Trailers	78,419	6.5%	74,777	6.7%	66,749	7.6%
Recreational vehicles	49,275	4.1%	44,387	4.0%	36,800	4.2%
Other consumer loans	35,464	3.0%	22,592	2.0%	2,638	0.3%
Total consumer loans	401,896	33.5%	382,844	34.4%	363,013	41.4%

Net deferred loan fees, premiums and discounts	3,131	0.3%	3,824	0.3%	4,858	0.6%

Total loans	$1,198,932	100.0%	$1,111,622	100.0%	$876,578	100.0%

	September 30, 2016		June 30, 2016		September 30, 2015
	Amount	Percent	Amount	Percent	Amount	Percent
Deposits
Noninterest-bearing deposits	$32,938	2.2%	$28,066	2.0%	$22,338	2.5%
Interest-bearing demand deposits	84,939	5.7%	83,031	6.0%	79,031	8.8%
Regular savings accounts	27,661	1.8%	28,900	2.1%	26,316	2.9%
Money market accounts	364,517	24.4%	373,932	26.9%	314,105	34.9%
Certificates of deposits	970,684	65.0%	862,150	62.1%	444,396	49.4%
Brokered deposits	12,862	0.9%	12,854	0.9%	13,564	1.5%
Total deposits	$1,493,601	100.0%	$1,388,933	100.0%	$899,750	100.0%

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Amounts in thousands, except per share data
	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Total equity - GAAP	$137,154	$135,679	$102,912	$137,154	$102,912
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$132,467	$130,992	$98,225	$132,467	$98,225

Total assets - GAAP	$1,824,196	$1,702,468	$1,166,170	$1,824,196	$1,166,170
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$1,819,509	$1,697,781	$1,161,483	$1,819,509	$1,161,483

Common shares outstanding	5,533,050	5,533,050	4,484,513	5,533,050	4,484,513

Book value per common share	$24.79	$24.52	$22.95	$24.79	$22.95
Effect of goodwill	(0.85)	(0.85)	(1.05)	(0.85)	(1.05)
Tangible book value per common share	$23.94	$23.67	$21.90	$23.94	$21.90

Total shareholders' equity to assets ratio	7.52%	7.97%	8.82%	7.52%	8.82%
Effect of goodwill	(0.24%)	(0.25%)	(0.36%)	(0.24)%	(0.36)%
Tangible common equity to tangible assets ratio	7.28%	7.72%	8.46%	7.28%	8.46%

Total average equity - GAAP	$135,666	$117,913	$100,885	$120,010	$99,365
Adjustments:
Average goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Average tangible common equity	$130,979	$113,226	$96,198	$115,323	$94,678

Return on average shareholders' equity	9.08%	9.67%	9.14%	9.31%	8.95%
Effect of goodwill	0.33%	0.40%	0.44%	0.38%	0.44%
Return on average tangible common equity	9.41%	10.07%	9.58%	9.69%	9.39%

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Amounts in thousands, except per share data
	Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015
Net income - GAAP	$3,098	$2,834	$2,323
Adjustments:
Commercial and industrial loan charge-off [1]	722	—	—
Net income - adjusted	$3,820	$2,834	$2,323

Net charge-offs (recoveries) - GAAP	$1,659	$128	$(144)
Adjustments:
Commercial and industrial loan charge-off	1,582	—	—
Net charge-offs (recoveries) - adjusted	$77	$128	$(144)

Diluted earnings per share - GAAP	$0.55	$0.57	$0.51
Effect of commercial and industrial loan charge-off [2]	0.13	—	—
Diluted earnings per share - adjusted	$0.68	$0.57	$0.51

Net charge-offs (recoveries) to average loans - GAAP	0.57%	0.05%	(0.07)%
Effect of commercial and industrial loan charge-off	(0.54)%	—%	—%
Net charge-offs (recoveries) to average loans - adjusted	0.03%	0.05%	(0.07)%

Return on average assets - GAAP	0.71%	0.71%	0.82%
Effect of commercial and industrial loan charge-off [2]	0.17%	—%	—%
Return on average assets - adjusted	0.88%	0.71%	0.82%

Return on average shareholders' equity - GAAP	9.08%	9.67%	9.14%
Effect of commercial and industrial loan charge-off [2]	2.12%	—%	—%
Return on average shareholders' equity - adjusted	11.20%	9.67%	9.14%

Return on average tangible common equity	9.41%	10.07%	9.58%
Effect of commercial and industrial loan charge-off [2]	2.19%	—%	—%
Return on average tangible common equity - adjusted	11.60%	10.07%	9.58%

1 Represents the full commercial and industrial loan charge-off of $1,582 less the associated specific allowance of $472 and assuming a tax rate of 35% applied
2 Assuming a tax rate of 35% applied